                                                                    EXHIBIT 11.2
                                                                     Page 1 of 2


                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                                   THREE MONTHS ENDED
                                                                                                   SEPTEMBER 30, 1997
                                                                                                   ------------------
PRIMARY EARNINGS PER SHARE

     Net income ...............................................................................       $ 23,513,000
                                                                                                      ============
     Shares
         Weighted average number of common shares issued ......................................         59,377,968
         Less weighted average treasury stock .................................................           (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options .......          1,592,764
                                                                                                      ------------
         Weighted average number of common shares outstanding, as adjusted ....................         60,861,540
                                                                                                      ------------

     Net income per share .....................................................................       $       0.39
                                                                                                      ============


FULLY DILUTED EARNINGS PER SHARE

     Net income ...............................................................................       $ 23,513,000
     Plus interest expense on 8 1/2% Convertible Subordinated Debentures ......................            208,335
     Plus dividends on the 8 1/2% Convertible Exchangeable Preferred Stock ....................          1,275,000
                                                                                                      ------------
     Adjusted net income ......................................................................       $ 24,996,335
                                                                                                      ============

     Shares
         Weighted average number of common shares issued ......................................         59,377,968
         Less weighted average treasury stock .................................................           (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options .......          1,592,764
         Assuming conversion of 8 1/2% Convertible Subordinated Debentures into shares
              of Common Stock .................................................................            792,243
         Assuming conversion of the 8 1/2% Convertible Exchangeable Preferred Stock ...........         12,307,692
                                                                                                      ------------
         Weighted average number of common shares outstanding, as adjusted ....................         73,961,475
                                                                                                      ------------

     Net income per share .....................................................................       $       0.34
                                                                                                      ============

                                                                   EXHIBIT 11.2
                                                                   Page 2 of 2


                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                                  NINE MONTHS ENDED
                                                                                                 SEPTEMBER 30, 1997
                                                                                                 ------------------
PRIMARY LOSS PER SHARE

     Net loss..................................................................................     $(23,889,000)
                                                                                                    ============

     Shares
         Weighted average number of common shares issued.......................................       58,954,163
         Less weighted average treasury stock .................................................         (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options .......              --- *
                                                                                                    ------------
         Weighted average number of common shares outstanding, as adjusted ....................       58,884,971
                                                                                                    ------------

     Net loss per share .......................................................................     $      (0.41)
                                                                                                    ============


FULLY DILUTED LOSS PER SHARE

     Net loss..................................................................................     $(23,889,000)
     Plus interest expense on 8 1/2% Convertible Subordinated Debentures ......................              --- **
     Plus dividends on the 8 1/2% Convertible Exchangeable Preferred Stock.....................              --- **
                                                                                                    ------------
     Adjusted net loss ........................................................................     $(23,889,000)
                                                                                                    ============

     Shares
         Weighted average number of common shares issued.......................................       58,954,163
         Less weighted average treasury stock..................................................         (109,192)
         Assuming exercise of options reduced by the number of common shares which
              could have been purchased with the proceeds from exercise of such options .......              --- *
         Assuming conversion of 8 1/2% Convertible Subordinated  Debentures into shares of
              Common Stock ....................................................................              --- **
         Assuming conversion of the 8 1/2% Convertible Exchangeable Preferred Stock ...........              --- **
                                                                                                    ------------
         Weighted average number of common shares outstanding, as adjusted ....................       58,884,971
                                                                                                    ------------

     Net loss per share .......................................................................     $      (0.41)
                                                                                                    ============


* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the 8 1/2% Convertible Subordinated Debentures and the 8 1/2% Convertible Exchangeable Preferred Stock.